Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GUESS?, INC.

The Amended and Restated Certificate of Incorporation of Guess?, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), consists of the articles set forth below.

ARTICLE I.The name of the corporation is Guess?, Inc. (the “Corporation”).

ARTICLE II.The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares, all of which are Common Stock, $0.01 par value per share.

ARTICLE V.In furtherance of and not in limitation of powers conferred by statute, it is further provided:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the “Board”).

(b) Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

(c) The Board is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

ARTICLE VI.To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Sixth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article Sixth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

ARTICLE VII.(a) To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify any person who was or is a party to, is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in subsection (i) of this Article Seventh with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify any person who was or is a party to, is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action or suit is alleged action in an official capacity as a director or officer, or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such indemnitee in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (a) and (b) of this Article Seventh, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Article Seventh (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination (i) by a majority vote of directors who are not parties to such action, suit or proceeding even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by a present or former officer or director of the Corporation in defending any proceeding referred to in subsections (a) and (b) of this Article Seventh shall be paid by the Corporation in advance of the final disposition of such proceeding upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article Seventh or otherwise. To the fullest extent permitted by law, the Corporation may grant rights to advancement of expenses to any other person.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article Seventh shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

(h) For purposes of this Article Seventh, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article Seventh.

(i) If a claim under subsections (a), (b), (c) or (e) of this Article Seventh is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

(j) The indemnification and advancement of expenses provided by this Article Seventh shall be contract rights and such rights shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) No amendment or repeal of this Article Seventh that adversely affects any right of an indemnitee or its successors shall apply to or have any effect upon any right to indemnification or advancement provided hereunder with respect to acts or omissions occurring or having allegedly occurred prior to such amendment or repeal.

(l) For purposes of this Certificate of Incorporation, “officer” shall mean only a person who at the time of the relevant act or omission is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to 3114 of Title 10 of the Delaware Code (treating residents of Delaware as if they were nonresidents to apply 3114(b) of Title 10 of the Delaware Code to this sentence).

ARTICLE VIII.Subject to such limitations as may be from time to time imposed by other provisions of this Certificate of Incorporation, by the bylaws of the Corporation, by the DGCL or other applicable law, or by any contract or agreement to which the Corporation is or may become a party, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this express reservation.

ARTICLE IX.Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Certificate of Incorporation (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article Ninth, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article Ninth. Notwithstanding the foregoing, the provisions of this Article Ninth shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article Ninth shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Ninth (including, without limitation, each portion of any paragraph of this Article Ninth any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.